Exhibit 99.1
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AT THE COMPANY	ON THE WEB
Jeff Frericks	www.forestcity.net
Vice President – Capital Markets
216-621-6060

Jeff Linton
Senior Vice President – Corporate Communication
216-621-6060

Forest City to convert to a REIT, continue to pursue strategic plan initiatives

•	Targeting REIT conversion as of January 1, 2016

•	Continuing to pursue deleveraging strategy and prudent, sustainable development levels

•	Evaluating optimum operational structure and related efficiencies

•	Committed to core urban markets and office, retail and apartment asset classes
CLEVELAND, Ohio - January 13, 2015 - Forest City Enterprises, Inc., (NYSE: FCEA and FCEB) today announced that its Board of Directors has approved a plan for the company to pursue conversion to real estate investment trust (REIT) status. The company expects to elect REIT status for its taxable year beginning January 1, 2016, subject to business conditions, the completion of related preparatory work and the obtaining of necessary third-party consents.

“Today’s announcement marks a major milestone for the future of Forest City,” said Charles A. Ratner, Forest City chairman of the board. “The directors reached this decision after extensive due diligence and thorough analysis of various alternatives. We believe the REIT structure supports our strategic direction as a company and enhances our ability to create long-term shareholder value.”

David J. LaRue, Forest City president and chief executive officer, said, “Since we began implementation of our strategic plan in 2012, we have substantially transformed Forest City from a company known primarily as a real estate developer, to one with a balanced focus on owning, operating and developing high-quality properties in core urban markets. During that time, we have significantly improved our balance sheet, focused our portfolio through non-core asset sales, reduced development exposure, raised cost-effective capital through financial partnerships and simplified our business. While we have more work to do, our efforts to date have set the stage for today’s announcement to pursue conversion to a REIT structure.

“We will continue to leverage our core competencies in high-barrier markets, while we continue to reshape our business, improve our balance sheet, and transition to a REIT structure,” LaRue added. “Further, our undervalued operating portfolio is well positioned to benefit from strong growth in the key urban markets where we are focused, and we have an identifiable pipeline of additional opportunities in those markets that we believe will fuel further incremental growth.”

Robert G. O’Brien, Forest City executive vice president and chief financial officer, said, “As we continue to improve operating cash flows, divest non-core assets and reduce leverage, we expect to utilize the majority of our net operating loss carryforwards during 2015. Becoming a REIT is a logical step that will allow us to maintain a tax-efficient structure to continue to drive shareholder value, while also instituting a regular quarterly dividend to shareholders. We have a lot of work ahead to complete the REIT process by January 2016, but we are confident we will meet the timing and necessary requirements.

“In addition to becoming a REIT, we continue to execute on the elements of our strategic plan, including ongoing deleveraging,” O’Brien added. “As part of that effort, we anticipate executing a number of non-core asset dispositions in 2015 that are expected to generate total net proceeds significantly in excess of our historical averages, which will be used to further deleverage our balance sheet. In addition, we are closely examining and expect to change our organizational structure to better align with our strategies and improve operating margins.”

As a requirement of REIT election, the company expects to distribute accumulated earnings and profits of the company to shareholders, through a combination of cash and common stock. Accumulated earnings and profits for yearend 2015 will depend on several factors, including the pace and timing of anticipated asset sales. In addition, the company will need to complete certain other actions, including obtaining shareholder approval to impose typical ownership limitations required by the REIT structure.
By mid-year 2015, the company expects to provide additional details on its strategic plan and guidance on timing and targeted levels for asset sales, operating margins, leverage, development volumes, dividends, and distribution of earnings and profits.

In connection with its analysis of the proposed REIT conversion and other strategic initiatives, Forest City has retained Bank of America Merrill Lynch, and Goldman, Sachs & Co. as financial advisors; Sullivan & Cromwell LLP and Thompson Hine LLP as legal counsel; and PricewaterhouseCoopers LLP as tax advisor.

NOTE: On Wednesday, January 14, 2015, at 10 a.m., Eastern Time, Forest City executives will hold a brief conference call with investors to discuss today’s announcement. To participate in the call, investors should dial 888-713-4214 and use access code 19365954, approximately five minutes before the call. Tell the operator you wish to join the Forest City Enterprises conference call. A live webcast of the call, as well as an archived replay, will be available on the company’s website, www.forestcity.net .
About Forest City
Forest City Enterprises, Inc. is an NYSE-listed national real estate company with $8.2 billion in total assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States. For more information, visit www.forestcity.net.

Safe Harbor Language
Statements made in this press release that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the following:

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This press release states that the company plans to become a REIT. There are significant implementation and operational complexities to address before the company can become a REIT, including completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving shareholder approvals and third-party consents, potentially obtaining a favorable private letter ruling(s) from the Internal Revenue Service (“IRS”), and making the distribution of accumulated earnings and profits (“E&P Distribution”). The company can provide no assurance when a conversion to REIT status will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the U.S. Internal Revenue Code of 1986, as amended (“the Code”), to the company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the company’s control. Although, if it becomes a REIT, the company plans to operate in a manner consistent with the REIT qualification rules, the company cannot provide assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more taxable REIT subsidiary and other nonqualifying assets. This limitation may affect the company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

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This press release states that the company believes electing REIT status will provide benefits to shareholders and enhance value. Among other things, as a REIT, the company expects to provide regular distributions from earnings. The company’s Board of Directors considered a variety of strategies, and there can be no assurance that becoming a REIT will be the most beneficial of the alternatives considered.

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This press release states that the company plans to elect REIT status for the taxable year beginning January 1, 2016. The company does not know when, if at all, it will elect REIT status, and it may not do so. Further, as described in this press release, many conditions must be met in order to complete the conversion to REIT status, and the timing and outcome of some of these conditions are beyond the company’s control.

•	This press release states that the company may issue a portion of the E&P Distribution and other distributions in shares of its common stock. Whether the company issues any equity, debt or both to

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support projected conversion-related cash requirements or otherwise in connection with the conversion to REIT status, at what price and amount and other terms of any such issuances will depend on many factors, including alternative sources of capital, the company’s then existing leverage, the company’s need for additional capital, market conditions and other factors beyond the company’s control. If the company raises additional funds through the issuance of equity securities or debt convertible into equity securities, including, among other reasons, for the purposes of funding the company’s conversion costs, the percentage of stock ownership by the company’s existing shareholders may be reduced. In addition, new equity securities or convertible debt securities could have rights, preferences and privileges senior to those of the company’s current shareholders, which could substantially decrease the value of the company’s securities owned by current shareholders. Depending on the share price the company is able to obtain, the company may have to sell a significant number of shares in order to raise the capital it deems necessary to execute its long-term strategy, and the company’s shareholders may experience dilution in the value of their shares as a result.

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This press release indicates that the company expects to distribute accumulated earnings and profits of the company to the company’s shareholders. The company’s yearend 2015 earnings and profits (and the E&P Distribution) will vary depending on, among other items, the pace and timing of certain transactions, its actual taxable income and performance for 2015 and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits.

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This press release states that the company anticipates executing a number of non-core asset dispositions in 2015, the net proceeds of which the company expects to use to further deleverage its balance sheet. The company can provide no assurance that it will generate sufficient proceeds to execute on this strategy or that the business conditions and strategy will not change over time.

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The timing of the planned E&P Distribution, which may or may not occur, may be affected by potential changes in tax law, the completion of various phases of the process of conversion to REIT status and other factors beyond the company’s control.

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This press release states that the company plans to make regular quarterly distributions to shareholders after becoming a REIT. The company can provide no assurance that it will make future distributions, and any future distributions will be dependent on the company’s cash flows, as well as the impact of alternative, potentially more attractive investment opportunities.

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This press release discusses internal reorganization plans. These plans may change over time, as necessary to support the company’s conversion to REIT status, and the company can provide no assurance that its final steps for reorganization will be the same as those described in this press release.

The company’s forward-looking statements should not be relied upon except as statements of the company’s present intentions and of the company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the company has made in this press release, as well as the company’s filings with the Securities and Exchange Commission (the “SEC”). In particular, see the company’s recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC, copies of which are available upon request from the company.